Exhibit 99.1

CAPITAL MARKETS CONTACT:

Net Element Investor Relations

investors@netelement.com

(786) 923-0523

www.netelement.com

Net Element Eliminates more than $15 Million of Debt from its Balance Sheet

Financial Transaction settles most of the Company’s Debt Obligations and Strengthens its Fundamentals

MIAMI – September 15, 2014 – Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a technology-driven group specializing in mobile payments and value-added transactional services in emerging countries and in the United States, is pleased to announce that it has entered into a debt exchange agreement with Crede CG III, Ltd. (“Crede”), a wholly owned subsidiary of Crede Capital Group, LLC. Under the agreement, the Company immediately eliminated $15,876,860 of indebtedness under certain promissory notes, which will be reflected in Net Element’s quarterly financial results for the period ending September 30, 2014. Crede paid more than $15 million to the Company’s note holders to acquire such promissory notes. After acquiring the promissory notes, Crede exchanged them for Company common stock.

“In addition to saving on the financing expenses associated with holding high-interest loans, we have freed up a significant amount of cash flow and strengthened our balance sheet by replacing debt with equity. The increased financial flexibility provided by this transaction positions us to take advantage of growth opportunities and partnerships in promising areas such as mobile payments,” said Oleg Firer, CEO of Net Element.

The transaction is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 3(a)(9) of the Securities Act. Additional information regarding this financing may be found in Net Element’s Current Report on Form 8-K, which was filed with the Securities and Exchange Commission (SEC) on September 15, 2014, and may be obtained from the SEC's Internet website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Crede Capital

Crede Capital Group, LLC (“Crede”) is the personal investment vehicle of Terren Peizer with offices in Los Angeles, New York, Beijing and Singapore. Crede has completed more than 100 investments in eleven countries on four continents, providing both growth capital as well as business support to emerging growth companies. More information is available at www.credecg.com.

About Net Element (NASDAQ: NETE)

Net Element (NASDAQ: NETE) is a global technology-driven group specializing in mobile payments and value-added transactional services. The Company owns and operates a global mobile payments and transaction processing provider, TOT Group. TOT Group companies include Unified Payments, recognized by Inc. Magazine as the #1 Fastest Growing Private Company in America in 2012; Aptito, a next generation cloud-based point of sale payments platform; and TOT Money, which has been ranked as the #1 SMS content provider by Russia's second largest telecommunications operator. Together with its subsidiaries, Net Element enables ecommerce and adds value to mobile commerce environments. Its global development centers and high-level business relationships in the United States, Russia and Commonwealth of Independent States strategically position the Company for continued growth. Net Element has U.S. headquarters in Miami and headquarters in Moscow. More information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether Net Element or its business continues to grow, whether the referenced debt exchange transaction will result in the elimination of the Company’s outstanding debt and whether the referenced transaction and any additional financing secured by Net Element will be adequate to meet the Company's objectives.  All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element 's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element 's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element 's ability to successfully expand in existing markets and enter new markets; (iv) Net Element 's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element 's business; (viii) changes in government licensing and regulation that may adversely affect Net Element 's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element 's business; (x) Net Element 's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

SOURCE Net Element, Inc.

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